UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2024

DYNARESOURCE, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-30371	94-1589426
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

The Urban Towers 222 W. Las Colinas Blvd. Suite 1910 - North Tower
Irving, Texas		75039
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (972) 869-9400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On October 22, 2024, DynaResource, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original 8-K”) disclosing, among other things, that it had entered into certain privately negotiated stock purchase agreements with certain purchasers in connection with the sale of shares of its common stock. Copies of the stock purchase agreements were attached as exhibits to the Original 8-K. Subsequent to filing the Original 8-K, the Company discovered that it had inadvertently attached a version of Exhibit 10.2 to the Original 8-K which contained the incorrect identity of the named purchaser, and had included such incorrect identity in Item 1.01 of the Original 8-K and in Schedule A to Exhibit 10.1. The Company is filing this amendment to include the correct final version of Exhibit 10.2 and to reflect the correct purchaser name in Item 1.01 hereof and Schedule A to Exhibit 10.1.

Item 1.01 Entry into a Material Definitive Agreement.

On October 18, 2024, the Company entered into privately negotiated Stock Purchase Agreements (each an “SPA” and collectively the “SPAs”) with each of Golden Post Rail, LLC (“Golden Post”), Ocean Partners UK Limited, Gareth Nichol (“Nichol”), Ralph Whalen (“Whalen”) and Rohan Hazelton (“Hazelton”) (collectively the “Purchasers”), pursuant to which Purchasers’ acquired an aggregate of 5,769,231 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at a purchase price of $1.04 per share, resulting in aggregate sales proceeds of $6,000,000.

In connection with the above transactions, and pursuant to the terms of the SPA entered into with Golden Post (the “Golden Post SPA”), Golden Post waived certain preemptive and antidilution rights that would otherwise have been triggered by transactions contemplated by the SPAs entered into contemporaneously with the Golden Post SPA.

The foregoing summary is qualified in its entirety by reference to the full text of the SPAs, copies of which are attached hereto as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5 respectively and incorporated herein in their entirety by reference. The SPAs contain customary representations, warranties and covenants, which were made only for purposes of the SPAs and as of specific dates, were solely for the benefit of the parties to the SPAs, and may be subject to limitations agreed upon by the contracting parties.

Item 3.02 Unregistered Sales of Equity Securities.

As discussed above, pursuant to the SPAs, on October 18, 2024 the Company issued and sold 5,760,231 shares of Common Stock to the Purchasers for a total purchase price of $6,000,000, at a price of $1.04 per share, in privately negotiated transactions exempt from registration under the Securities Act of 1933 pursuant to Section 4(a)(2).

Item 8.01 Other Events.

On October 21, 2024, the Company issued a press release announcing the closing of a private placement for $6,000,000. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

d)
Exhibits

Exhibit No.	Description
10.1	Stock Purchase Agreement dated as of October 18, 2024 by and between DynaResource, Inc. and Golden Post Rail, LLC.
10.2	Stock Purchase Agreement dated as of October 18, 2024 by and between DynaResource, Inc. and Ocean Partners UK Limited.
10.3	Stock Purchase Agreement dated as of October 18, 2024 by and between DynaResource, Inc. and Gareth Nichol.
10.4	Stock Purchase Agreement dated as of October 18, 2024 by and between DynaResource, Inc. and Ralph Whalen.
10.5	Stock Purchase Agreement dated as of October 18, 2024 by and between DynaResource, Inc. and Rohan Hazelton.
99.1	Press Release issued on October 21, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNARESOURCE, INC.

Date:	October 24, 2024	By:	/s/ Rohan Hazelton
Rohan Hazelton